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                            MAYER, BROWN, ROWE & MAW

                            190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441


                                                                  MAIN TELEPHONE
                                                                  (312) 782-0600
                                                                     MAIN FAX
                                                                  (312) 701-7711


                                October 10, 2002

To the Persons Listed on
Schedule A attached hereto

     Re:  M&I Auto Loan Trust 2002-1
          Federal Tax Opinion

Ladies and Gentlemen:

     We have acted as special federal tax counsel for M&I Marshall and Ilsley Bank ("M&I Bank"), M&I Dealer Auto Securitization, LLC ("Seller") and The Bank of New York (Delaware), not in its individual capacity but solely as owner trustee for M&I Auto Loan Trust 2002-1, a Delaware common law trust (the "Owner Trustee" or the "Trust"), in connection with the issuance and sale of Class A-1 Asset-Backed Notes (the "Class A-1 Notes"), Class A-2 Asset-Backed Notes (the "Class A-2 Notes"), Class A-3 Asset-Backed Notes (the "Class A-3 Notes"), Class A-4 Asset-Backed Notes (the "Class A-4 Notes"; together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and Class B Asset-Backed Notes (the "Class B Notes"; together with the Class A Notes, the "Notes") to be issued pursuant to the Indenture, dated as of October 10, 2002 (the "Indenture"), among M&I Bank, the Owner Trustee and Bank One, National Association, as Indenture Trustee (the "Indenture Trustee"). Capitalized terms not otherwise defined herein are used as defined in the Indenture.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinions, including: (i) the Prospectus, dated September 25, 2002 (the "Prospectus") and the Prospectus Supplement (to the Prospectus), dated September 26, 2002 (the "Prospectus Supplement"), relating to the Notes, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (ii) the Indenture; (iii) the Purchase Agreement; (iv) the Sale and Servicing Agreement; (v) the Trust Agreement; (vi) the Amended and Restated Limited Liability Company Agreement of the Seller; (vii) specimens of the Notes and (viii) a specimen of the Certificate (collectively the "Operative Documents").

     The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS


 Brussels  Charlotte  Chicago  Cologne  Frankfurt  Houston  London  Los Angeles
            Manchester New York Palo Alto Paris Washington, D.C. Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

     Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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MAYER, BROWN, ROWE & MAW


October 10, 2002
Page 2


and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

     Based upon the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, it is our opinion that,

          (i) the Notes will be treated as debt for United States federal income tax purposes;

          (ii) each of the Seller and the Trust will be disregarded as separate entities for United States federal income tax purposes and will not be subject to United States federal income tax; and

          (iii) the Certificate represents direct ownership of the Trust's assets for United States federal income tax purposes.

     The scope of these opinions are expressly limited to the issues set forth herein and are limited in all respects to laws and facts existing on the date hereof. We express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Trust.

                                       Very truly yours,

                                       /s/ Mayer, Brown, Rowe & Maw

                                       MAYER, BROWN, ROWE & MAW


SML/JVG/KAA/CMG

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                                   Schedule A
                                   ----------

Standard & Poor's Ratings Services
55 Water Street
40th Floor
New York, New York 10041

Banc One Capital Markets, Inc., as Representative of the several Underwriters
1 Bank One Plaza
Chicago, Illinois 60670

The Bank of New York (Delaware)
White Clay Center, Route 273
Newark, Delaware 19711

Bank One, National Association, as Indenture Trustee
1 Bank One Plaza
Mail Code IL1-0481
Chicago, Illinois 60670
Attention: Global Corporate Trust Services Division

M&I Marshall & Ilsley Bank
700 North Water Street
Milwaukee, Wisconsin 53202

M&I Dealer Auto Securitization, LLC
770 North Water Street
Milwaukee, Wisconsin 53202